                                                                    EXHIBIT 3.59
                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE
                           ARTICLES OF INCORPORATION

                                       OF

                  HOLIDAY HEALTH CLUBS OF THE SOUTHEAST, INC.
                              -------------------

      FOR USE BY               (FILE THIS FORM IN         THIS SPACE FOR USE BY
THE SECRETARY OF STATE        DUPLICATE ORIGINALS)        THE SECRETARY OF STATE

FILE NO ..............    (SECT. 33-7-30 OF 1976 CODE)          (STAMP)
FEE PAID $............                                           FILED
R. N. ................                                        AUG 18, 1981
DATE..................      (INSTRUCTIONS ON PAGE 4)

1. The name of the proposed corporation is HOLIDAY HEALTH CLUBS OF THE SOUTHEAST, INC.

2. The initial registered office of the corporation is 409 East North Street located in the city of Greenville, county of Greenville and the State of South Carolina and the name of its initial registered agent at such address is C T Corporation System

3.   The period of duration of the corporation shall be perpetual

4.   The corporation is authorized to issue shares of stock as follows:

    CLASS OF SHARES     AUTHORIZED NO. OF EACH CLASS                PAR VALUE
    ---------------     ----------------------------                ---------
         COMMON                   100,0000                $1.00

                                                       Date        Aug 18, 1981
                                                       CERTIFIED TO BE A TRUE AND CORRECT
                                                       COPY AS TAKEN FROM AND COMPARED WITH THE
                                                       ORIGINAL ON FILE IN THIS OFFICE.

                                                       /s/ JOHN T. CAMPBELL
                                                       SECRETARY OF STATE OF SOUTH CAROLINA

     If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

5.   Total authorized capital stock $100,000.00
     Please see instructions on Page 4.

6. It is represented that the corporation will not begin business until there has been paid into the corporation the minimum consideration for the issue of shares, which is $1,000.00 of which at least $500.00 is in cash.

7. The number of directors constituting the initial board of directors of the corporation is Five (5), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

     Donahue L. Wildman.....230 W. Monroe St., Chicago Illinois 60606
     Roy Zurkowski..........415 Goodhue Road, Bloomfield Hills, Mich. 48013
     Jack L. Clark..........7880 Avenida Kirjah, LaJolla, California 92037
     John D. Shaffer........3312 N. Main St., Anderson, S. C. 29621
     Harold Harrison........c/o Knoxville Health & Racquet Centers
                            1612 Downtown West Blvd., Knoxville, Tennessee 37919

-----------------------------------     ----------------------------------------
               Name                                      Address


-----------------------------------     ----------------------------------------
               Name                                      Address

 8. The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated in Section (33-3-10 of 1976 Code).


     To operate facilities designed to promote and encourage physical fitness and exercise for persons of all ages including, but not limited to, planned and/or supervised exercise programs, body building programs and swimming programs; to buy, sell, own, exchange, operate, mortgage, lease and manage real and personal property of all kinds, both as principal and agent, and at either wholesale or retail; to do all things incident or necessary to such businesses and in general carry on any business not contrary to the laws of the State of South Carolina, and to have and to exercise all the powers, rights and privileges conferred by the laws of the State of South Carolina upon corporations organized thereunder.

 9. Provisions which the incorporators elect to include in the articles of incorporation are as follows:

          The pre-emptive rights of stockholders shall apply without exception to all Common Stock issued by this corporation for any consideration whatsoever.

          This corporation is authorized to purchase shares of its own stock from either Earned Surplus or Capital Surplus, upon authorization by the Board of Directors.

          If any of the owners of the capital stock of this corporation, or if this corporation and one or more of its stockholders shall enter into an agreement respecting the management of the affairs of this corporation, or respecting the rights of its stockholders to sell, assign, transfer, pledge or otherwise dispose of any of the capital (continued below)

10.  The name and address of each incorporator is.

            Name             Street & Box No.       City         County          State
            ----             ----------------       ----         ------          -----
     Carolyn J. Gilreath    171 Ingleoak Lane,   Greenville   (Greenville)    S.C. 29615

     ITEM 9 CONTINUED
     ----------------

     stock of this corporation, and if a copy of such agreement shall be filed in the Minute Book of the corporation and if the certificates of capital stock the subject of such restrictions shall have reference thereon to such agreement or agreements, then the capital stock of this corporation shall not be sold, transferred or otherwise disposed of to any party or parties except in accordance with the terms and conditions of such agreement or agreements. This corporation may be voluntarily dissolved by written consent of all of its shareholders, whether or not entitled to vote.

                                            /s/  CAROLYN J. GILREATH
                                        ----------------------------------------
                                              (Signature of Incorporator)

         August 14, 1981                         Carolyn J. Gilreath
Date ------------------------------     ----------------------------------------
                                                 (Type or Print Name)


                                        ----------------------------------------
                                              (Signature of Incorporator)


                                        ----------------------------------------
                                                 (Type or Print Name)



                                        ----------------------------------------
                                              (Signature of Incorporator)


                                        ----------------------------------------
                                                 (Type or Print Name)

STATE OF   SOUTH CAROLINA
           ---------------------------------------------------------------------

COUNTY OF  GREENVILLE
           ---------------------------------------------------------------------

  The undersigned  Carolyn J. Gilreath
                   -------------------------------------------------------------


do hereby certify that they are the incorporators of HOLIDAY HEALTH CLUBS OF THE SOUTHEAST, INC. Corporation and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

                                                    /s/ Carolyn J. Gilreath
                                                  ------------------------------
                                                   (Signature of Incorporator)
                                                        Carolyn J. Gilreath





                                                  ------------------------------
                                                   (Signature of Incorporator)




                                                  ------------------------------
                                                   (Signature of Incorporator)
                                                  (Each Incorporator Must Sign)


                            CERTIFICATE OF ATTORNEY


11. I, James R. Gilreath, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 7 of Title 33 of the South Carolina Code of 1976, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.


Date August 14, 1981                               /s/ James R. Gilreath
     ---------------                          --------------------------------
                                                        (Signature)

                                                     James R. Gilreath
                                              --------------------------------
                                                    (Type or Print Name)

                                              Address   Post Office Box 2147
                                                      ------------------------

                                              Greenville, South Carolina 29602
                                              --------------------------------





SCHEDULE OF FEES
(Payable at time of filing Articles of With Secretary of State)

  Fee for filing Articles                    $    5.00
  In addition to the above, $.40 for each
  $1,000.00 of the aggregate value of
  shares which the Corporation is autho-
  rized to issue, but in not case less than      40.00
  nor more than                               1,000.00


NOTE. THIS FORM MUST BE COMPLETED IN ITS ENTIRETY BEFORE IT WILL BE ACCEPTED
      FOR FILING.
      THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS AND A CHECK IN THE AMOUNT OF $10 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.

      Please see instructions on the reverse side.